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                                 EXHIBIT 10.25.


FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENT TO INDENTURE, dated as of October 14, 1994 between ICN Pharmaceuticals, Inc. (the "Company"), ICN Merger Corp., a Delaware corporation and a wholly-owned subsidiary of SPI Pharmaceuticals, Inc. ("New ICN"), and Bank of America National Trust and Savings Association, as trustee (the "Trustee"), under the Indenture hereinafter mentioned.

RECITALS OF THE COMPANY

         The Company has executed and delivered an indenture (the "Indenture"), dated as of May 15, 1984, between the Company and the Trustee pursuant to which ICN has issued $30,000,000 aggregate principal amount of 12.50% Senior Subordinated Debentures due 1999 (the "Debentures"). On the date hereof, the principal amount of $20,238,000 remains outstanding.

         In accordance with Articles 11 and 12 of the Indenture and pursuant to resolutions of the Board of Directors of the Company and New ICN, the Company and New ICN desire to evidence the merger (the "Merger") of the Company and certain of its affiliates with and into New ICN, pursuant to which New ICN shall be the surviving corporation, and New ICN's assumption of the Company's obligations under the Indenture. Upon the effectiveness of the Merger, New ICN will change its name to ICN Pharmaceuticals, Inc.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises and in order to comply with the terms of Article 12 of the Indenture, New ICN hereby covenants and agrees with the Trustee as follows:

         1. Assumption. Upon the effectiveness of this First Supplemental Indenture and without further action by the parties hereto, New ICN will succeed to the Company under the Indenture and assume all of the Company's obligations with respect to (a) the due and punctual payment of the principal of and interest on all the Debentures, according to their tenor, and (b) the due and punctual performance of every covenant of the Company under the Indenture to be performed or observed by the Company.

         2. Covenants. On the effective date of the Merger, New ICN shall deliver to the Trustee:

                 (a) an Officers' Certificate stating that as of the time immediately after the effectiveness of the Merger the covenants of the Company contained in Section 12.01 of the Indenture have been complied with and New ICN is not in default under the provisions of the Indenture; and

                 (b) an Opinion of Counsel stating that in his opinion such covenants have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

         3. Effectiveness. This First Supplemental Indenture shall be deemed to be effective immediately upon the filing of the Certificate of Merger merging the Company and its affiliates into New ICN with the Secretary of State of the State of Delaware.

         4. Instruments to Be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall henceforth be read together.

         5. Confirmation. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

         6. Terms Defined. All terms defined elsewhere in the Indenture have the same meanings herein.


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         7.      Counterparts.  This First Supplemental Indenture my be
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         8. Governing Law. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date and year first above written.

                                         ICN PHARMACEUTICALS, INC.


                                         By:
                                            ---------------------------------
                                         Name:   John E. Giordani
                                         Title:  Executive Vice President and
                                                    Chief Financial Officer

                                         ICN MERGER CORP.


                                         By:
                                            ---------------------------------
                                         Name:   John E. Giordani
                                         Title:  Director and Vice President

                                         BANK OF AMERICA
                                         NATIONAL TRUST AND SAVINGS ASSOCIATION

                                         By:
                                            ---------------------------------
                                         Name:
                                         Title:



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